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Exhibit 21.1

KKR Financial Holdings LLC
List of Subsidiaries

Company	Jurisdiction of Incorporation or Formation
KKR TRS Holdings, Ltd.	Cayman Islands
KKR Financial Holdings, Ltd.	Cayman Islands
KKR Financial Holdings II, Ltd.	Cayman Islands
KKR Financial Holdings, Inc.	Delaware
KKR Financial Holdings II, LLC	Delaware
KKR Financial Holdings III, LLC	Delaware
KKR Financial Holdings IV, LLC	Delaware
KKR Financial CLO Holdings, LLC	Delaware
KKR Financial CLO Holdings II, LLC	Delaware
KKR Spark Power Holdings I (Mauritius), Ltd.	Mauritius
KFH III Holdings Ltd	Cayman Islands
KKR Financial CDO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-2, Ltd.	Cayman Islands
KKR Financial CLO 2006-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-A, Ltd.	Cayman Islands
KKR Financial CLO 2009-1, Ltd.	Cayman Islands
KKR Financial CLO 2011-1, Ltd	Cayman Islands
KKR Financial CLO 2012-1, Ltd.	Cayman Islands
KKR Financial CLO 2013-1, Ltd.	Cayman Islands
KKR Financial CLO 2013-1 Holdings, Ltd.	Cayman Islands
KKR Financial CLO 2013-2, Ltd.	Cayman Islands
KKR Financial CLO 2013-2 Holdings, Ltd.	Cayman Islands
KFH PE Holdings I LLC	Delaware
KFH PE Holdings II LLC	Delaware
KFH PE Holdings III LLC	Delaware
KFH PE Holdings IV LLC	Delaware
KFN PEI V, LLC	Delaware
KFN PEI VII, LLC	Delaware
KFN PEI IX, LLC	Delaware
KFN PEI XI, LLC	Delaware
KKR Financial Capital Trust I	Delaware
KKR Financial Capital Trust II	Delaware
KKR Financial Capital Trust III	Delaware
KKR Financial Capital Trust IV	Delaware
KKR Financial Capital Trust V	Delaware
KKR Financial Capital Trust VI	Delaware
KFN NR Investors L.P.	Delaware
KFN NR Investors GP LLC	Delaware
KFH Royalties L.P.	Delaware
KFH Royalties GP LLC	Delaware
KFH Royalties LLC	Delaware
KFH Royalties II GP LLC	Delaware
KFH Royalties II LLC	Delaware
KFH Real Asset Holdings L.P.	Delaware
KFN NR Mineral Holdings L.P.	Delaware

Company	Jurisdiction of Incorporation or Formation
KFN NR Mineral Holdings GP LLC	Delaware
KFN NR Mineral Holdings II GP LLC	Delaware
KFN NR Mineral Holdings II L.P.	Delaware
KFN NR Mineral Holdings III GP LLC	Delaware
KFN NR Mineral Holdings III L.P.	Delaware
KFN NR Mineral Holdings IV GP LLC	Delaware
KFN NR Mineral Holdings IV L.P.	Delaware
KFN NR Mineral Holdings V GP LLC	Delaware
KFN NR Mineral Holdings V L.P.	Delaware
KFN NR Equipment Holdings LLC.	Delaware
KFH Drilling Aggregator LLC	Delaware
KFH Commander Holding GP LLC	Delaware
KFH Commander Holding L.P.	Delaware
KFH Honey Ryder Holding GP LLC	Delaware
KFH Honey Ryder Holding L.P.	Delaware
Project 5 B Holding GP LLC	Delaware
Project 5 B Holding L.P.	Delaware
Admiral B Holding GP LLC	Delaware
Admiral B Holding L.P.	Delaware
KFN SSFD, LLC	Delaware
KFN NFX Holdings LLC	Delaware
KFN NFX GP LLC	Delaware
KFN RPM NFX L.P	Delaware
KFN YTC Feeder LLC	Delaware
KRE YTC Manager LLC	Delaware
KFN HHV Feeder LLC	Delaware
KRE HHV Manager LLC	Delaware
KFN BTS Feeder LLC	Delaware
KRE BTS [1] LLC	Delaware
KFN Sentinel REIT LLC	Delaware
KFN Sentinel RE Investment Holdings L.P	Delaware
KRE Legends Manager LLC	Delaware
KFN Colonie Feeder LLC	Delaware
KRE Colonie Manager LLC	Delaware
KRE Timberwolf Manager LLC	Delaware
Sabatelli L.P.	Cayman Islands
River Plaza Holdco S.a.r.l	Luxembourg
Plain Holdings L.P.	Delaware
KRE WTC Oahu Manager LLC.	Delaware
KKR Nautilus Aggregator Limited	Cayman Islands
Fortune Creek Investment KKR Aggregator Limited	Cayman Islands

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  Exhibit 21.1
KKR Financial Holdings LLC List of Subsidiaries